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                                                                    EXHIBIT 8(a)








                                        January 8, 1997



Union Tank Car Company
225 West Washington Street
Chicago, Illinois  60606


     Re:  Shelf Registration of $400,000,000 of
          Debt Securities and Pass Through Certificates


Ladies and Gentlemen:

     We have acted as counsel to Union Tank Car Company, a Delaware corporation (the "Company"), and Procor Limited, a Canadian corporation ("Procor"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (Registration No. 333-17121), as amended (the "Registration Statement"). The Registration Statement relates to the public offering of up to $400,000,000 aggregate principal amount of debt securities and pass through certificates (the "Pass Through Certificates") that may be issued in one or more series from time to time. Each series of Pass Through Certificates will be issued under a Pass Through Trust Agreement to be dated as of January 15, 1997 (as supplemented from time to time, the "Basic Agreement") among the Company, Procor and Harris Trust and Savings Bank, as Trustee (the "Pass Through Trustee"), as supplemented by a trust supplement relating to such series of Pass Through Certificates.

     In rendering this opinion, we have relied upon the Internal Revenue Code of 1986, as amended, legislative history, Treasury regulations, judicial authorities, published positions of the Internal Revenue Service and such other authorities as we have considered relevant, all as in effect on the date hereof and all of which are subject to change, which change may be retroactive, or different interpretations, which interpretations may have retroactive application. This opinion is subject to the explanations and qualifications set forth under the captions "Material Federal Income Tax Consequences" and "Certain Illinois Taxes" in the Prospectus relating to the Pass Through Certificates which constitutes a part of the Registration Statement.



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Union Tank Car Company
January 8, 1997
Page 2


     On the basis of and subject to the foregoing, we are of the opinion that the discussions in the Prospectus relating to the Pass Through Certificates under the captions "Material Federal Income Tax Consequences" and "Certain Illinois Taxes", insofar as they relate to statements of law or legal conclusions, are correct in all material respects.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Material Federal Income Tax Consequences" and "Certain Illinois Taxes" in the Prospectus relating to the Pass Through Certificates that constitutes a part of the Registration Statement.

                                        Very truly yours,


                                        /s/ Neal, Gerber & Eisenberg

                                        NEAL, GERBER & EISENBERG